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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2001

                          ----------------------------

                                NEXTHEALTH, INC.
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             (Exact name of registrant as specified in its charter)


              Delaware                  0-17969                86-0589712
             ----------                ---------             --------------
    (State or other jurisdiction      (Commission           (I.R.S. Employer
           of incorporation)          File Number)         Identification No.)

                          16600 N. Lago Del Oro Parkway
                              Tucson, Arizona 85739
               (Address of principal executive office) (zip code)

        Registrant's telephone number, including area code: 520-818-5800

ITEM 5.   OTHER EVENTS.

     On November 28, 2001, NextHealth, Inc. (the "Company"), Anam LLC, a Delaware limited liability company ("Anam"), and NHI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Anam ("NHI"), entered into a First Amendment to Agreement and Plan of Merger amending the Agreement and Plan of Merger dated as of April 16, 2001 (such Agreement and Plan of Merger as so amended, the "Amended Merger Agreement"). The Amended Merger Agreement provides for the merger of NHI with and into the Company (the "Merger"). The Amended Merger Agreement resulted from negotiations between the Company and Anam over the effects of the events of September 11, 2001 and their aftermath on the Company's financial condition, results of operation and business. Anam is controlled by William T. O'Donnell, Jr., the Company's Chairman and Chief Executive Officer, and George L. Ruff, a Director of the Company.

     Under the terms of the Amended Merger Agreement, the Company's stockholders (other than Anam and its subsidiaries) will receive cash in the amount of $5.10 for each share of outstanding common stock (including shares of common stock issuable upon conversion of outstanding preferred stock), a decrease from $5.65 for each such share previously agreed to by the parties. In addition, the Amended Merger Agreement provides that all

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unexercised Company employee and director options and outstanding warrants will be converted into a right to receive cash in the amount of $5.10 (less the applicable exercise price) for each share of common stock issuable upon the exercise of such options and warrants; except that the payment in respect of warrants to purchase 341,464 shares of common stock held by AP NH, LLC, an affiliate of Apollo Real Estate Investment Fund II, L.P. ("Apollo") may, at Anam's option, be deferred through the issuance to Apollo of a promissory note in the principal amount of $1,400,000.

     The Company's Board of Directors unanimously approved the Amended Merger Agreement and the transactions contemplated thereby based upon the unanimous recommendation of a Special Committee of the Board and the receipt of an opinion from Prudential Securities Incorporated that the Merger consideration to be received by the Company's stockholders pursuant to the Amended Merger Agreement is fair to such stockholders (other than Anam and its controlling affiliates) from a financial point of view. The Special Committee of the Board is composed exclusively of directors with no financial interest in the Merger that is different from the interests of the Company's stockholders generally.

     As permitted under the terms of the Amended Merger Agreement, the Special Committee of the Board, with the assistance of Prudential Securities Incorporated, will solicit and encourage the submission of proposals to acquire the Company or its principal properties until December 28, 2001 for the sole purpose of determining if any proposal superior to the merger consideration contemplated by the Amended Merger Agreement is available to the Company. Consistent with its fiduciary duties and subject to the terms of the Amended Merger Agreement, the Company's Board of Directors has reserved its ability to respond to third parties where appropriate.

     Pursuant to the Amended Merger Agreement, Anam has agreed to increase its earnest money deposit by delivering an irrevocable letter of credit in the amount of $3,000,000 to the Special Committee as security for the performance of its obligations under the Amended Merger Agreement, replacing the letter of credit in the amount of $2,500,000 currently being held in an escrow account. In the event that the Company accepts a third party offer to acquire the Company or the Amended Merger Agreement is terminated following the occurrence of certain other events set forth in the Amended Merger Agreement, Anam will be entitled to receive payments in an aggregate amount of up to $2,400,000 and the return of its deposit.

     Closing of the Merger is subject to certain conditions, including the approval of the Company's stockholders. The Company expects to hold a meeting of its stockholders to vote on the Merger during the first quarter of 2002, and consummate the Merger on March 22, 2002. The obligations of Anam under the Amended Merger Agreement are not conditioned upon Anam obtaining the necessary financing to complete the Merger. In the event that the Company's stockholders approve the Merger (assuming that the Amended Merger Agreement is not otherwise terminated due to a failure of all of the other conditions contained in the Amended Merger Agreement to be satisfied or waived) but Anam is unable to obtain the financing necessary to complete the Merger, the Merger will not occur and Anam may be required to forfeit its deposit. As a result of the Amended Merger Agreement, Anam no longer has a right to terminate the Amended Merger Agreement due to any material and adverse effects that the events of September 11th and their aftermath may have had or will have on the Company's financial condition, assets, results of operations or business.

     Copies of the First Amendment to Agreement and Plan of Merger and the press release announcing the execution and delivery thereof are attached hereto as exhibits. The foregoing descriptions of the Amended Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment to Agreement and Plan of Merger and the Agreement and Plan of Merger, which was previously filed with the Securities and Exchange Commission (the "SEC") as an exhibit to the Company's Current Report on Form 8-K dated April 16, 2001.

     An amended preliminary proxy statement in connection with the meeting of the Company's stockholders to be held for the purpose of voting on the Merger will be filed by the Company with the SEC to reflect the Amended Merger Agreement and the transactions contemplated thereby. Because the Merger is subject to the "going private" regulations of the SEC, an amended Schedule 13E-3 reflecting the Amended Merger Agreement and the

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transactions contemplated thereby will also be filed. A definitive proxy statement will be mailed to each stockholder with notice of the stockholder meeting to be held for the purpose of voting on the Merger, the Amended Merger Agreement and the transactions contemplated thereby.

       The foregoing information contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors that could cause actual results to differ materially from those described in the forward-looking statements include: the failure of the Company's stockholders to approve the Merger, and other reasons that could result in the Merger not being completed including Anam's inability to consummate the financing for the merger; competition from other resort hotel/spas and/or behavioral health facilities; seasonality; or a continuing economic downturn that could limit leisure activity spending; or ongoing effects from the events of September 11, 2001. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control. In the context of the forward-looking information provided in this press release and in other reports, please refer to the discussions of Factors That May Affect Future Results detailed in the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's annual report on Form 10-K/A for the year ended December 31, 2000, and the quarterly report on Form 10-Q for the quarter ended September 30, 2001.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          c.   Exhibits:

               2.1 First Amendment to Agreement and Plan of Merger, dated as of November 28, 2001, among Anam LLC, NHI Acquisition Corp. and NextHealth, Inc.

               99.1 Press Release, dated November 28, 2001.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               NEXTHEALTH, INC.


               By:  /s/ Loree Thompson
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               Its: Chief Financial Officer

Dated: November 28, 2001

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